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FORM:  97367 - ENDORSEMENT

This policy is amended on the Policy Date by deleting the Death Benefit provision and adding the following provision:

Death Benefit. If the Annuitant dies prior to the first Policy Anniversary and the Annuity Date and a death benefit is payable, the amount paid will be the greater of (1) or (2) with each determined on the date we receive due proof of the Annuitant's death:
(1) the sum of all premiums paid less any withdrawals and any applicable surrender charges deducted.
(2) the Policy Accumulation Value.
If the Annuitant dies on or after the first Policy Anniversary and before the Annuity Date and a death benefit is payable, the amount paid will be the greatest of (1), (2) or (3) with each determined on the date we receive due proof of the Annuitant's death:
(1) the sum of all premiums paid less any withdrawals and any applicable surrender charges deducted.
(2) the Policy Accumulation Value.
(3) the maximum Anniversary Value on the Policy Anniversary on or immediately preceding the date we receive due proof of the Annuitant's death plus any premiums received on and after that Policy Anniversary less any withdrawals and any applicable surrender charges deducted on and after that Policy Anniversary.

The Maximum Anniversary Value on the first Policy Anniversary is the greater of
(1) or (2):
(1) Any premiums received on and after the Policy Date but prior to the first Policy Anniversary less any withdrawals and any applicable surrender charges deducted on and after the Policy Date but prior to the first Policy Anniversary.
(2) The Policy Accumulation Value on the first Policy Anniversary before any transactions are processed on that date.
The Maximum Anniversary Value on each Policy Anniversary after the first and until the Policy Anniversary when the Annuitant is age 80, is the greater of
(1) or (2):
(1) The Maximum Anniversary Value on the previous Policy Anniversary plus any premiums received on and after that Policy Anniversary but prior to the current Policy Anniversary less any withdrawals and any applicable surrender charges deducted on and after that Policy Anniversary but prior to the current Policy Anniversary.
(2) The Policy Accumulation Value on the current Policy Anniversary before any transactions are processed on that date.
The Maximum Anniversary Value on each Policy Anniversary after the Policy Anniversary when the Annuitant is age 80, will be the Maximum Anniversary Value applicable on the Policy Anniversary when the Annuitant was age 80 plus any premiums received on and after that Policy Anniversary but prior to the current Policy Anniversary less any withdrawals and any applicable surrender charges deducted on and after that Policy Anniversary but prior to the current Policy Anniversary.

State Farm Life Insurance Company